UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________________________
FORM 8-K
___________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2015
___________________________________________

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Purchase Agreement
On November 11, 2015, Molson Coors Brewing Company (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Anheuser-Busch InBev SA/NV (“ABI”) to acquire, contingent upon the closing of the acquisition of SABMiller plc (“SABMiller”) by ABI pursuant to the transaction announced on November 11, 2015 (the “ABI-SABMiller Transaction”), all of SABMiller’s interest in MillerCoors LLC (“MillerCoors”) and all the trademarks, contracts and other assets primarily related to the Miller brand portfolio outside of the U.S. for $12.0 billion in cash, subject to downward adjustment as described in the Purchase Agreement (such acquisition, the “Transaction”). Following the closing of the Transaction, the Company will own 100% of the outstanding equity interests of MillerCoors.
The Transaction, which has been approved by the boards of directors of the Company and ABI, is expected to close in the second half of 2016 concurrently with the ABI-SABMiller Transaction.
The completion of the Transaction is subject to the following closing conditions:

•
The absence of any applicable and material constitution, statute, law, treaty, ordinance, regulation, rule, code, principle of common law, order, writ, judgment, injunction, decree, stipulation, determination, decision, ruling or award prohibiting the consummation of the Transaction or making the Transaction illegal; and

•	The completion of the ABI-SABMiller Transaction.
Each of the parties is required to use reasonable best efforts to consummate and make effective the Transaction, including with respect to certain regulatory consents and approvals described in the Purchase Agreement. The Company has also agreed to take certain actions as are required to obtain antitrust clearance of the Transaction (including with respect to certain divestitures and other remedies), subject to indemnification by ABI in case of certain divestitures or other remedies that cause a loss to the Company, as described in the Purchase Agreement.
The Company intends to fund the Transaction and the related fees and expenses with a combination of existing cash and new financing (such financing, the “Financing”). Concurrently with the execution of the Purchase Agreement, the Company entered into a bridge facility commitment letter (as described in more detail below) that the Company believes is sufficient to cover the full cost of the Transaction plus the related fees and expenses. Pursuant to the Purchase Agreement, the Company has agreed to customary covenants to obtain the Financing, and ABI has agreed to provide reasonable cooperation with the Company in the Company’s efforts to obtain the Financing. There is no financing condition to the Transaction.
The Purchase Agreement may be terminated by the mutual consent of the Company and ABI and also by either party if the Transaction has not been consummated prior to November 11, 2016 (subject to an automatic extension for six months if all regulatory approvals necessary to consummate the Transaction and the ABI-SABMiller Transaction have not been obtained and other conditions that cannot be satisfied prior to regulatory clearance have not been satisfied). In the event that the Purchase Agreement is terminated as a result of the ABI-SABMiller Transaction having been withdrawn or lapsed as described in the Purchase Agreement, ABI has agreed to reimburse the Company for its out-of-pocket expenses incurred in connection with the Transaction (other than certain expenses incurred in connection with the issuance of any equity or equity-linked securities or any repurchase of any equity or debt securities).
ABI has agreed to indemnify the Company for losses arising out of (i) certain breaches of the Purchase Agreement by ABI, (ii) all liabilities of ABI, SABMiller and their respective subsidiaries other than the specified liabilities expressly assumed by the Company in the Transaction, and (iii) certain other liabilities (including as described above in connection with actions required to be taken by the Company to obtain necessary regulatory consents and approvals), in each case subject to the limitations described in the Purchase Agreement.

Simultaneously with the closing of the Transaction, the parties will enter into certain ancillary agreements, including a transition services agreement and amendments to certain license and supply agreements between MillerCoors and SABMiller, as described in the Purchase Agreement.
The Purchase Agreement also contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. The representations and warranties in the Purchase Agreement are the product of negotiations among the parties to the Purchase Agreement and are made to, and solely for the benefit of, the party to whom such representations and warranties are made, in each case as of specified dates. Such representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may not be relied upon by any other person.
The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On November 11, 2015, the Company issued a press release and an investor presentation announcing the execution of the Purchase Agreement. A copy of the press release and investor presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. The information being furnished pursuant to Item 7.01 of Form 8-K, including the exhibits attached hereto and incorporated by reference into this Item 7.01, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
Bridge Facility Commitment Letter
Concurrently with the signing of the Purchase Agreement, the Company entered into a bridge facility commitment letter (the “Commitment Letter”), dated November 11, 2015, with Citigroup Global Markets Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith, UBS AG, Stamford Branch and UBS Securities LLC for a $12.3 billion senior unsecured bridge facility (the “Facility”), which Commitment Letter and the commitments contemplated thereby will terminate one year following the date of the Purchase Agreement (coinciding with the termination date with respect to the Purchase Agreement), subject to an automatic extension of up to six months in the event that the termination date under the Purchase Agreement is so extended in accordance with its terms. The Commitment Letter contains certain conditions to funding which are similar to the closing conditions included in the Purchase Agreement. The commitments under the Facility will be reduced on a dollar-for-dollar basis from the cash proceeds from certain types of debt and equity issued by the Company on or prior to the date of consummation of the Transaction and other specified amounts as provided therein, subject to the terms set forth in the Commitment Letter.
Borrowings under the Facility will bear interest at a fluctuating rate equal to, at the Company’s option, LIBOR or the applicable base rate plus a margin calculated as described in the Commitment Letter. The Company will also pay certain customary fees as described in the Commitment Letter. The Facility, if funded, will mature 364 days after the initial borrowings thereunder. The definitive loan documentation for the Facility will contain certain customary representations and warranties, affirmative, negative and financial covenants and events of default consistent with the terms set forth in the Commitment Letter and otherwise substantially similar to the terms set forth in the Company’s existing revolving credit agreement, dated as of July 18, 2014, in all material respects unless otherwise set forth in the Commitment Letter or as mutually and reasonably agreed. The Company expects to obtain permanent financing for the Transaction prior to the closing date of the Transaction, which would replace the Facility.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1*	Purchase Agreement, dated as of November 11, 2015, by and between Anheuser-Busch InBev SA/NV and Molson Coors Brewing Company
99.1	Press Release of Molson Coors Brewing Company, dated November 11, 2015
99.2	Investor Presentation of Molson Coors Brewing Company, dated November 11, 2015

* This filing excludes certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.
Forward Looking Statements
This Current Report on Form 8-K includes projections that constitute forward-looking statements within the meaning of the US federal securities laws. Generally, the words "believe", "expect", "intend", and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission ("SEC"). These factors include, among others, our ability to successfully close, finance and integrate the acquisition; our ability to achieve expected tax benefits, accretion and cost synergies; our ability to obtain necessary regulatory approvals for the acquisition; health of the beer industry and our brands in our markets; economic conditions in our markets; changes in legal and regulatory requirements, including the regulation of distribution systems; failure to comply with debt covenants or deterioration in our credit rating; market conditions for equity and debt financing; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year-ended December 31, 2014, which is available from the SEC. All forward-looking statements in this Form 8-K are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 12, 2015

MOLSON COORS BREWING COMPANY

By:	/s/ SAMUEL D. WALKER
Samuel D. Walker Chief People and Legal Officer and Corporate Secretary

Exhibit Index

Exhibit Number	Description
2.1*	Purchase Agreement, dated as of November 11, 2015, by and between Anheuser-Busch InBev SA/NV and Molson Coors Brewing Company
99.1	Press Release of Molson Coors Brewing Company, dated November 11, 2015
99.2	Investor Presentation of Molson Coors Brewing Company, dated November 11, 2015

* This filing excludes certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.